UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – August 9, 2015

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	46-2488810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background Information

On April 29, 2014, Energy Future Holdings Corp. (“EFH Corp.”) and the substantial majority of its direct and indirect subsidiaries, including Energy Future Intermediate Holding Company LLC (“EFIH”), Energy Future Competitive Holdings Company LLC (“EFCH”) and Texas Competitive Electric Holdings Company LLC (“TCEH”), but excluding Oncor Electric Delivery Holdings Company LLC and its direct and indirect subsidiaries, filed voluntary petitions for relief (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). During the pendency of the Bankruptcy Filing, EFH Corp. and its direct and indirect subsidiaries that are included in the Bankruptcy Filing (collectively, the “Debtors”) are operating their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

On April 14, 2015, the Debtors filed a joint plan of reorganization (the “Initial Plan”) pursuant to Chapter 11 of the Bankruptcy Code and a related disclosure statement with the Bankruptcy Court. The Initial Plan, among other things, provided for a taxable deconsolidation or spin-off of reorganized TCEH with an intended tax treatment, as described in the Initial Plan (the “Reorganized TCEH Spin-Off”) and the reorganization of EFH Corp. and EFIH either (a) as contemplated by a Bankruptcy Court approved bidding process (the “Bidding Process”) for the sale of EFH Corp.’s indirect economic interest in Oncor Electric Delivery Company LLC (“Oncor”), (b) pursuant to a standalone plan of reorganization or (c) pursuant to a creditor back-stopped plan of reorganization. Following the filing of the Initial Plan, the Debtors conducted the Bidding Process. Ultimately, the Debtors determined that they were not prepared to enter into a definitive agreement for any of the bids they received in connection with the Bidding Process.

On July 23, 2015, the Debtors filed an amended joint plan of reorganization pursuant to Chapter 11 of the Bankruptcy Code and a related amended disclosure statement with the Bankruptcy Court. The amended plan and amended disclosure statement continued to contemplate the Reorganized TCEH Spin-Off and the reorganization of EFH Corp. and EFIH either pursuant to (a) a standalone plan of reorganization or (b) a creditor back-stopped plan of reorganization (such contemplated transactions, the “EFH/EFIH Transaction”). The amended plan of reorganization was further amended on August 3, 2015, which provided more information regarding the standalone reorganization alternative.

Following negotiations with various creditor groups and third parties regarding a plan of reorganization for the Debtors, on August 9, 2015, the Debtors filed a third amended joint plan of reorganization (the “Third Amended Plan”) and a disclosure statement for the Third Amended Plan (the “Disclosure Statement”) with the Bankruptcy Court. The Third Amended Plan provides, among other things, for the Reorganized TCEH Spin-Off and a creditor and third party back-stopped EFH/EFIH Transaction described in this Current Report on Form 8-K. The Third Amended Plan and Disclosure Statement are available at www.efhcaseinfo.com. Other information on or connected to this website does not constitute part of this Current Report on Form 8-K. EFH Corp., EFIH and EFCH expect to file an amendment to this Current Report on Form 8-K that will include the Third Amended Plan and Disclosure Statement as exhibits thereto.

The Third Amended Plan and the Disclosure Statement contain or discuss certain projections of TCEH’s financial performance for fiscal years 2015 through 2020, the same projections that were included in the disclosure statement filed with the Bankruptcy Court in April 2015 by the Debtors with updated explanatory notes, and certain projections of Oncor financial performance for fiscal years 2015 through 2022, which were part of the Current Report on Form 8-K filed by the Company on August 3, 2015 (collectively, the “Projections”). The Debtors do not, as a matter of course, publish their business plans, budgets or strategies, or distribute external projections or forecasts of their anticipated financial position or results of operations. Holders of claims against the Debtors are urged to refer to the limitations and qualifications included in the Disclosure Statement with respect to the Projections. Information contained in the Third Amended Plan and the Disclosure Statement is subject to change, whether as a result of amendments, actions of third parties, or otherwise.

The Bankruptcy Code does not permit solicitation of acceptances of a plan of reorganization until the Bankruptcy Court approves the applicable disclosure statement relating to the plan of reorganization. Accordingly, this Current Report on Form 8-K is not intended to be, nor should it be construed as, a solicitation for a vote on the Third Amended Plan. There can be no assurance that the Bankruptcy Court will approve the Disclosure Statement, that the Debtors’ stakeholders will approve the Third Amended Plan, or that the Bankruptcy Court will confirm the Third Amended Plan. The Debtors will emerge from Chapter 11 if and when a plan of reorganization receives the requisite approval from holders of claims, an order confirming the plan of reorganization is entered by the Bankruptcy Court and certain conditions to the effectiveness of the plan of reorganization, as stated therein, are satisfied.

Item 1.01. Entry into a Material Definitive Agreement.

Plan Support Agreement

On August 9, 2015, each of the Debtors entered into a Plan Support Agreement (the “Plan Support Agreement”) with various of their respective creditors, the sponsor equity owners of EFH Corp., the statutory committee of unsecured creditors of the TCEH Debtors and EFH Corporate Services, and other third parties in order to effect an agreed upon restructuring of the Debtors pursuant to the Third Amended Plan. Pursuant to the Plan Support Agreement, the parties agreed, subject to the terms and conditions contained in the Plan Support Agreement, to support the Debtors’ proposed restructuring pursuant to the Third Amended Plan.

Under the terms of the Third Amended Plan, among other things and subject to certain conditions and required regulatory approvals:

•	TCEH will execute a transaction that will result in a partial step-up in the tax basis of certain TCEH assets;

•	the Reorganized TCEH Spin-Off will occur;

•	a consortium (collectively, the “Investor Group”) consisting of certain TCEH unsecured creditors, an affiliate of Hunt Consolidated, Inc. (“Hunt”) and certain other investors designated by Hunt will acquire (the “EFH Acquisition”) reorganized EFH Corp. (“Reorganized EFH”);

•	in connection with the EFH Acquisition, (i) the Investor Group will invest or raise approximately $12.6 billion of equity and debt financing (as described below), (ii) a successor to Reorganized EFH will be converted to a real estate investment trust (“REIT”) under the Internal Revenue Code and (iii) all allowed claims against EFH Corp. and the EFIH Debtors will be repaid in full (excluding any claims derived from or based upon makewhole, applicable premium, redemption premium or other similar payment provisions, or any other alleged premiums, fees, or claims relating to the repayment of claims and unsecured claims for post-petition interest in excess of the federal judgment rate of interest, each of which will be disallowed under the Third Amended Plan; and

•	the Debtors, its sponsor equity owners, certain settling TCEH first lien creditors, certain settling TCEH second lien creditors, certain settling TCEH unsecured creditors and the official committee of unsecured creditors of the TCEH Debtors (collectively, the “Settling Parties”) agreed to settle disputes, claims and causes of actions set forth in the Settlement Agreement described below.

Under certain circumstances, including if the EFH Acquisition is not completed, certain of the parties to the Plan Support Agreement are required not to object to or interfere with a backup plan of reorganization so long as it meets certain minimum conditions. Portions of the Plan Support Agreement may be terminated upon the occurrence of certain events described in the Plan Support Agreement. In addition, the Plan Support Agreement may be terminated if certain creditor parties holding a defined percentage ownership of claims against the Debtors have not executed the Plan Support Agreement on or before August 31, 2015. In addition, under the Plan Support Agreement, the supporting parties have committed to support the inclusion of releases with respect to the claims described in the Settlement Agreement in the context of an alternative plan (which would become effective when the plan becomes effective). Under the Plan Support Agreement, the Debtors will seek Bankruptcy Court approval of the Plan Support Agreement.

The above description of the Plan Support Agreement is qualified in its entirety by reference to the Plan Support Agreement, which EFH Corp., EFIH and EFCH plan to file as an exhibit to an amendment to this Current Report on Form 8-K. The Plan Support Agreement is available at www.efhcaseinfo.com. Other information on or connected to this website does not constitute part of this Current Report on Form 8-K.

Settlement Agreement

The Settling Parties entered into a settlement agreement dated as of August 9, 2015 (the “Settlement Agreement”) to compromise and settle, among other things (a) intercompany claims among the Debtors; (b) claims and causes of actions against holders of first lien claims against TCEH and the administrative agent and collateral agent under TCEH’s pre-petition secured credit agreement; (c) claims and causes of action against holders of interests in EFH Corp. and certain related entities; and (d) claims and causes of action against each of the Debtors’ current and former directors, managers and officers, and other related entities. The Settlement Agreement contemplates a release of such claims upon approval of the Settlement Agreement by the Bankruptcy Court, and the release of such claims would remain effective regardless of whether the EFH Acquisition is completed.

The Debtors expect to seek Bankruptcy Court approval of the Settlement Agreement at the confirmation hearing for the Third Amended Plan.

The above description of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement, which EFH Corp., EFIH and EFCH plan to file as an exhibit to an amendment to this Current Report on Form 8-K. The Settlement Agreement is available at www.efhcaseinfo.com. Other information on or connected to this website does not constitute part of this Current Report on Form 8-K.

Merger and Purchase Agreement

On August 9, 2015, EFH Corp. and EFIH entered into a Purchase Agreement and Agreement and Plan of Merger (the “Merger and Purchase Agreement”) with two acquisition entities, Ovation Acquisition I, L.L.C. (“OV1”) and Ovation Acquisition II, L.L.C. (collectively, the “Purchasers”), which are controlled by the Investor Group.

Pursuant to the Merger and Purchase Agreement, at the effective time of the Third Amended Plan and immediately after consummation of the Reorganized TCEH Spin-Off, the Investor Group will acquire Reorganized EFH through a series of transactions set forth in the Merger and Purchase Agreement.

The Merger and Purchase Agreement contemplates that funds received by the Purchasers pursuant to the Equity Commitment Letter, pursuant to the Debt Commitment Letter and from the Rights Offering and Backstop, (each as defined below) will be used to facilitate the acquisition of Reorganized EFH and fully satisfy the allowed claims of holders of claims and interests in EFH Corp. and EFIH in cash pursuant to the Third Amended Plan and, if applicable, to complete the TTI Acquisition (as defined below).

The Merger and Purchase Agreement contains representations and warranties and interim operating covenants that are customary for an agreement of this nature. The Merger and Purchase Agreement also includes various conditions precedent to consummation of the transactions contemplated thereby. The Purchasers’ conditions precedent include, among other things, a condition that certain approvals and rulings be obtained, including from, among others, the Public Utility Commission of Texas (the “PUCT”) and the Internal Revenue Service (“IRS”), that are necessary to consummate the acquisition and convert a successor to Reorganized EFH into a REIT. Subject to limited exceptions, the Purchaser will not be required to consummate the EFH Acquisition or the other transactions contemplated by the Merger and Purchase Agreement if, among other items, (a) the PUCT approval is obtained but with conditions, commitments or requirements that, among other things, subject the operations of Oncor to any restriction, limitation, condition or obligation that differs materially and adversely from those currently applicable to Oncor or would prevent Oncor from recovering in rates material expenditures recovered by Oncor in its rates consistent with its past practices or (b) a private letter ruling from the IRS is not obtained by EFH Corp. with certain required rulings as set forth in the Merger and Purchase Agreement.

The Merger and Purchase Agreement may be terminated upon certain events, including, among other things, (a) by either party, if certain termination events occur under the Plan Support Agreement, including if the EFH Acquisition is not completed by April 30, 2016, subject to extension to June 30, 2016 or August 31, 2016 under certain conditions, (b) by EFH Corp. or EFIH if their respective board of directors or managers determines in good faith after consultation with its outside financial advisors and outside legal counsel that proceeding with the transactions contemplated by the Merger and Purchase Agreement would be inconsistent with its applicable fiduciary duties or (c) by the Purchasers if EFH Corp. or EFIH fails to meet various milestones related to the Debtors’ bankruptcy cases or otherwise materially breaches the Merger and Purchase Agreement. If the Merger and Purchase Agreement is terminated for any reason (including, among other things, due to failure to complete the EFH Acquisition within the timeframes described therein), except in limited circumstances, the Purchasers and the Investor Group will have no liability to the Debtors thereunder. Except in limited circumstances, EFH Corp. and EFIH have waived their respective rights under the Merger and Purchase Agreement to seek any legal or equitable remedies (including money damages and specific performance) against the Purchasers or the Investor Group.

EFH Corp.’s and EFIH’s respective obligations under the Merger and Purchase Agreement are subject in all respects to the prior approval of the Bankruptcy Court. Under the terms of the Plan Support Agreement, the Debtors expect to seek Bankruptcy Court approval of the Merger and Purchase Agreement.

The above description of the Merger and Purchase Agreement is qualified in its entirety by reference to the Merger and Purchase Agreement, which EFH Corp., EFIH and EFCH plan to file as an exhibit to an amendment to this Current Report on Form 8-K. The Merger and Purchase Agreement is available at www.efhcaseinfo.com. Other information on or connected to this website does not constitute part of this Current Report on Form 8-K.

Rights Offering

As contemplated by the Third Amended Plan, prior to the effective time of the Third Amended Plan, OV1 will conduct an offering of equity rights (each, a “Right,” and such offering, the “Rights Offering”) to holders of unsecured debt claims, second lien debt claims, general unsecured claims and first lien secured claims against TCEH (the “Rights Offering Participants”) enabling the Rights Offering Participants to purchase an aggregate of $5,787,250,000 of common stock of OV1 (as the successor by merger of Reorganized EFH), of which $5,087,250,000 of such common stock will be offered to holders of unsecured debt claims, second lien debt claims, and general unsecured claims against TCEH, and $700,000,000 of such common stock will be offered to holders of first lien secured claims against TCEH. The issuance of all or a portion of the Rights (and related shares of common stock) is expected to be registered under the Securities Act of 1933 (the “Securities Act”) and the issuance of any remaining portion of the Rights (and related shares of common stock) will be conducted in a private placement pursuant to an exemption from the registration requirements provided by Section 4(a)(2) under the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to purchase the Rights.

Pursuant to a Backstop Agreement, dated as of August 9, 2015 (the “Backstop Agreement”), among certain investors named therein and their permitted assignees (the “Backstop Purchasers”), EFH Corp., EFIH and OV1, the Backstop Purchasers have agreed to backstop $5,087,250,000 of Rights offered to certain of the Rights Offering Participants (the “Backstop”). The obligation of the Purchasers to release the funds received in the Rights Offering from escrow is subject to satisfaction of the conditions to the completion of the EFH Acquisition as set forth in the Merger and Purchase Agreement and the Backstop Agreement. If the Backstop Agreement is terminated for any reason, the Backstop Purchasers will have no liability to the Debtors thereunder. EFH Corp. and EFIH have waived their respective rights under the Backstop Agreement to seek any legal or equitable remedies (including money damages and specific performance) against the Backstop Purchasers.

EFH Corp.’s and EFIH’s respective obligations under the Backstop Agreement are subject in all respects to the prior approval of the Bankruptcy Court. The Debtors expect to seek Bankruptcy Court approval of the Backstop Agreement.

The above description of the Backstop Agreement is qualified in its entirety by reference to the Backstop Agreement, which EFH Corp., EFIH and EFCH plan to file as an exhibit to an amendment to this Current Report on Form 8-K. The Backstop Agreement is available at www.efhcaseinfo.com. Other information on or connected to this website does not constitute part of this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

Other Equity Funding Arrangements

In connection with the execution of the Merger and Purchase Agreement, each member of the Investor Group (collectively, the “Equity Commitment Parties”) delivered (a) an equity commitment letter (the “Equity Commitment Letter”) in favor of EFH Corp. (including Reorganized EFH), EFIH and the Purchasers pursuant to which, among other things, the Equity Commitment Parties committed, subject to the terms and conditions thereof, to invest in one or more of the Purchasers an aggregate amount equal to $2,012,750,000 (assuming the TTI Acquisition (as described below) is completed), and (b) a limited guarantee (the “Guarantee”) in favor of EFH Corp. (including Reorganized EFH) and EFIH pursuant to which, among other things, each such Equity Commitment Party committed, subject to the terms and conditions thereof, to pay its pro rata share of all fees, costs or expenses payable by the Purchasers under the Merger and Purchase Agreement or under the Third Amended Plan if such fees, costs or expenses become payable pursuant thereto. The aggregate liability of the Equity Commitment Parties under the Guarantee is capped at $35.0 million. The obligation of the Equity Commitment Parties to fund their equity commitments under the Equity Commitment Letter is subject to satisfaction of the conditions to the completion of the EFH Acquisition as set forth in the Merger and Purchase Agreement and the Equity Commitment Letter. If the Equity Commitment Letter is terminated for any reason, the Equity Commitment Parties will have no liability to the Debtors under the Equity Commitment Letter. Except in limited circumstances, EFH Corp. and EFIH have waived their respective rights under the Equity Commitment Letter to seek any legal or equitable remedies (including money damages and specific performance) against the Equity Commitment Parties.

Debt Funding Arrangements

On August 9, 2015, in connection with the execution of the Merger and Purchase Agreement, the Investor Group entered into a commitment letter (the “Debt Commitment Letter”) with Morgan Stanley Senior Funding, Inc. (the “Debt Commitment Lender”) pursuant to which the Debt Commitment Lender committed to fund up to $5.5 billion under a senior secured term loan facility and $250 million under a senior secured bridge loan facility to reorganized EFIH and its subsidiaries at the closing of the EFH Acquisition. The obligations of the Debt Commitment Lender to fund the debt commitment are subject to (a) satisfaction of the conditions to the completion of the EFH Acquisition as set forth in the Merger and Purchase Agreement and (b) the funding contemplated by the Equity Commitment Letters.

TTI Acquisition

In connection with, and in furtherance of, the EFH Acquisition and the Rights Offering, the Purchasers, EFH Corp. and EFIH have formulated a plan to create and implement an IPO Conversion (as such term is defined in the Investor Rights Agreement (the “Investor Rights Agreement”), dated as of November 5, 2008, among Oncor and certain of its direct and indirect equityholders, including EFH Corp. and Texas Transmission Investment LLC (“TTI”)), pursuant to which one of the Purchasers, as the successor to Reorganized EFH as a result of the EFH Acquisition, would serve as an IPO Corporation (as defined in the Investor Rights Agreement) (the “IPO Conversion Plan”). In connection with the execution of the Merger and Purchase Agreement, the Purchasers have delivered to EFH Corp. an offer to purchase substantially all of the outstanding IPO Units (as defined in the Investor Rights Agreement) in the IPO Corporation and all of the LLC Units (as defined in the Investor Rights Agreement) in Oncor held by TTI (the “TTI Acquisition”). Unless the Purchasers have otherwise acquired, or entered into a definitive agreement with TTI for the acquisition by the Purchasers of the LLC Units held by TTI at the consummation of the EFH Acquisition, EFH Corp. may be required under the terms of the Merger and Purchase Agreement to exercise certain rights contained in the Investor Rights Agreement to require TTI to sell its LLC Units to the Purchasers in connection with the EFH Acquisition.

Background Information

The information set forth above under the heading “Background Information” is incorporated into this Item 7.01 by reference.

Item 8.01. Other Information.

EFH Corp., EFIH and EFCH have been informed that representatives of the Investor Group will issue a press release that discloses certain terms and conditions of the proposed REIT and the contractual arrangements among members of the Investor Group.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by each of EFH Corp., EFIH, EFCH and Oncor and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	our ability to obtain the approval of the Bankruptcy Court with respect to motions filed in our Chapter 11 cases, including with respect the Third Amended Plan and Disclosure Statement, and the outcomes of Bankruptcy Court rulings and our Chapter 11 cases in general;

•	the effectiveness of the overall restructuring activities pursuant to the Bankruptcy Filing and any additional strategies we employ to address our liquidity and capital resources;

•	whether the conditions (including required regulatory approvals) to consummation of the transactions contemplated by the Third Amended Plan will be satisfied or obtained;

•	the actions and decisions of creditors, regulators and other third parties that have an interest in our Chapter 11 cases; and

•	restrictions on us due to the terms of debtor-in-possession financing facilities and restrictions imposed by the Bankruptcy Court.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

Dated: August 10, 2015